Exhibit 4.1

APPENDIX C: FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement for Shares of Oaktree Real Estate Income Trust, Inc.

1.	Your Investment

	Investment Amount $	☐ Initial Purchase

☐ Subsequent Purchase

Investment Method

☐ By mail	Attach a check to this agreement. Make all checks payable to: UMB BANK, N.A., AS ESCROW AGENT FOR OAKTREE REAL ESTATE INCOME TRUST, INC.

☐ By wire	Name: UMB Bank N.A., as Escrow Agent for Oaktree Real Estate Income Trust, Inc.

Bank Name: UMB Bank, N.A.

ABA: 101000695

DDA: 98 7232 4013

☐ Broker-dealer/Financial advisor

* Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third-party checks, or travelers checks are not accepted.

SHARE CLASS SELECTION (required)

☐ Share Class T (minimum investment $2,500; minimum subsequent investment $500)

☐ Share Class S (minimum investment $2,500; minimum subsequent investment $500)

☐ Share Class D (minimum investment $2,500); minimum subsequent investment $500; available for eligible investors as disclosed in the prospectus)

☐ Share Class I (minimum investment $1,000,000 (unless waived); minimum subsequent investment $500; available for eligible investors as disclosed in the prospectus)

If you are an Oaktree Employee, Officer, Director, or Affiliate, select one below (required)

☐ Oaktree Employee	☐ Oaktree Officer or Director	☐ Oaktree Affiliate	☐ Not Applicable

2.	Ownership Type (Select only one)

Non-Custodial Account Type	Third-Party Custodial Account Type

BROKERAGE ACCOUNT NUMBER	CUSTODIAN ACCOUNT NUMBER

☐ INDIVIDUAL OR JOINT TENANT WITH RIGHTS OF SURVIVORSHIP	☐ IRA
☐ TRANSFER ON DEATH (Optional Designation. Not Available for Louisiana Residents. See Section 3C.) ☐ TENANTS IN COMMON	☐ ROTH IRA ☐ SEP IRA ☐ SIMPLE IRA
☐ COMMUNITY PROPERTY	☐ OTHER

CUSTODIAN INFORMATION (To BE COMPLETED BY CUSTODIAN)
☐ UNIFORM GIFT/TRANSFER TO MINORS STATE OF
CUSTODIAN NAME

☐ PENSION PLAN (Include Certification of Investment Powers Form)	CUSTODIAN TAX ID #

☐ TRUST (Include Certification of Investment Powers Form)	CUSTODIAN PHONE #

☐ CORPORATION / PARTNERSHIP / OTHER

(Corporate Resolution or Partnership Agreement Required)

Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name Tax ID Number	Date of Trust:	Exemptions (See Form W-9 instructions at www.irs.gov)
Entity Type (Select one. Required)

☐ Retirement Plan ☐ Trust ☐ S-Corp	☐ C-Corp ☐ LLC ☐ Partnership	Exempt payee code (if any)

☐ Other	Jurisdiction (if Non-U.S.)	Exemption from FATCA reporting
	(Attach a completed applicable Form W-8)	code (if any)

3.	Investor Information

A. Investor Name (Investor/Trustee/Executor/Authorized Signatory Information)
(Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)
First Name	(MI)	Last Name		Gender

Social Security Number/Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address		City	State	Zip Code

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017)	Country of Citizenship

If you are an Oaktree Employee, Officer, Director or Affiliate, Select One below (required)

☐ Oaktree Employee	☐ Oaktree Officer or Director	☐ Oaktree Affiliate

B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)

First Name	(MI)	Last Name		Gender

Social Security Number/Tax ID		Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address		City	State	Zip Code

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017)	Country of Citizenship

If you are an Oaktree Employee, Officer, Director or Affiliate, Select One below (required)

☐ Oaktree Employee	☐ Oaktree Officer or Director	☐ Oaktree Affiliate

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary

☐ Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary

☐ Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary

☐ Secondary %
First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary

☐ Secondary %

4.	Contact Information (If different than provided in Section 3A)

Email Address
Mailing Address	City	State	Zip Code

5.	Select How You Want to Receive Your Distributions (Select only one)

IF YOU ARE NOT AN ALABAMA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, OHIO, OREGON, VERMONT OR WASHINGTON INVESTOR, YOU ARE AUTOMATICALLY ENROLLED IN OUR DISTRIBUTION REINVESTMENT PLAN.

If you do not wish to be enrolled in the Distribution Reinvestment Plan, initial this box and complete the information below:

☐
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Initial this box ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions.

IF YOU ARE AN ALABAMA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, OHIO, OREGON, VERMONT OR WASHINGTON INVESTOR, YOU MAY ELECT TO ENROLL IN OUR DISTRIBUTION REINVESTMENT PLAN. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

If you wish to enroll in the Distribution Reinvestment Plan, initial this box*: ☐ Initials

If you do not wish to enroll in the Distribution Reinvestment Plan, complete the information below.

For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.

A. ☐ Cash/Check Mailed to the address set forth above (Available for Non-Custodial Investors only.)
B. ☐ Cash/Check Mailed to Third Party/Custodian
Name/Entity Name/Financial Institution		Mailing Address
City	State	Zip Code	Account Number (Required)
C. ☐ Cash/Direct Deposit - Attach a pre-printed voided check. (Non-Custodian Investors Only)

I authorize Oaktree Real Estate Income Trust, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Oaktree Real Estate Income Trust, Inc. in writing to cancel it. In the event that Oaktree Real Estate Income Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State
Your Bank’s ABA Routing Number		Your Bank Account Number

ATTACH A PRE-PRINTED VOIDED CHECK

*	A participant may terminate participation in the Distribution Reinvestment Plan at any time, without penalty, by delivering 10 days’ prior written notice to Oaktree Real Estate Income Trust, Inc.. This notice must be received by Oaktree Real Estate Income Trust, Inc. prior to the last day of a month in order for a participant’s termination to be effective for such month. Upon termination, future distributions will be distributed in cash.

6.	Broker-Dealer/Financial Advisor Information (Required Information. All fields must be completed.)

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.

Broker-Dealer		Financial Advisor Name
Advisor Mailing Address
City	State		Zip Code
Financial Advisor Number	Branch Number		Telephone Number
E-mail Address		Fax Number

Note that unless previously agreed to in writing by Oaktree Real Estate Income Trust, Inc., all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and all related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

If you do not have another broker-dealer or other financial intermediary introducing you to Oaktree Real Estate Income Trust, Inc., then SDDco Brokerage Advisors, LLC (“SDDco”) may be deemed to act as your broker of record in connection with any investment in Oaktree Real Estate Income Trust, Inc. SDDco is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If SDDco is your broker-dealer of record, then your Shares will be held in your name on the books of Oaktree Real Estate Income Trust, Inc. SDDco will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the Shares, contact your broker-dealer or other financial intermediary.

X			X

	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker-Dealer)	Date

7.	Electronic Delivery Form (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Oaktree Real Estate Income Trust, Inc. If you would like to consent to electronic delivery, including pursuant to email, initial the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize us to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

I consent to electronic delivery
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Email

If blank, the email provided in Section 4 or Section 3A will be used.

8.	Subscriber Signatures

Oaktree Real Estate Income Trust, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Oaktree Real Estate Income Trust, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

Note: All Items Must Be Read and Initialed In order to induce Oaktree Real Estate Income Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:
(a)	I have received a copy of the final Prospectus.
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(b)	I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.
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(c)	In addition to the general suitability requirements described above in 8(b), I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”
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(d)	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.
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(e)	I am purchasing the Shares for my own account.
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(f)	I understand that the transaction price per share at which my investment will be executed will be made available at www.oaktreeREIT.com and in a prospectus supplement filed with the SEC, available at www.sec.gov.
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(g)	I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Oaktree Real Estate Income Trust, Inc.’s toll-free, automated telephone line, 833-OAK-REIT (625-7348).
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(h)	If I am not an Alabama, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, Ohio, Oregon, Vermont or Washington resident, I acknowledge that I will be automatically enrolled in the distribution reinvestment plan unless I elect in Section 5 of this subscription agreement to receive my distributions in cash.
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(i)	If I am an Alabama resident, my investment in Oaktree Real Estate Income Trust, Inc. and its affiliates may not exceed 10% of my liquid net worth.
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(j)	If I am a California resident, my investment in Oaktree Real Estate Income Trust, Inc. may not exceed 10% of my liquid net worth.
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(k)	If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Oaktree Real Estate Income Trust, Inc. may not exceed 10% of my liquid net worth.
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(l)	If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) does not exceed 10% of my net worth.
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(m)	If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and other non-traded real estate investment trusts to not more than 10% of such investor’s liquid net worth. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.
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(n)	If I am a Kentucky resident, my investment in Oaktree Real Estate Income Trust, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth.
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(o)	If I am a Maine resident, I understand that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth.
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(p)	If I am a Massachusetts resident, my investment in Oaktree Real Estate Income Trust, Inc. and in other illiquid direct participation programs may not exceed 10% of my liquid net worth.
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(q)	If I am a Missouri resident, no more than 10% of my liquid net worth may be invested in the securities of Oaktree Real Estate Income Trust, Inc.
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(r)	If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded REITs may not exceed 10% of my net worth.
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(s)	If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liabilities) that consists of cash,
	cash equivalents and readily marketable securities. In addition, my investment in Oaktree Real Estate Income Trust, Inc., and its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.	Initials	Initials

New Jersey investors are advised that the Class T and Class S shares will, with limited exceptions, be subject to upfront selling commissions and/or dealer manager fees of up to 3.5% and Class D shares will, with limited exceptions, be subject to upfront selling commissions of up to 0.5%, which, in each case, will reduce the amount of the purchase price that is available for investment.

New Jersey investors are also advised that Oaktree Real Estate Income Trust, Inc. will pay stockholder servicing fees, subject to certain limits, with respect to outstanding Class T, Class S and Class D shares in an annual amount equal to 0.85%, 0.85% and 0.25%, respectively, of the aggregate NAV of the outstanding Class T, Class S or Class D shares. The stockholder servicing fees will reduce the NAV or, alternatively, the amount of distributions that are paid with respect to Class T, Class S and Class D shares. Stockholder servicing fees allocable to a specific class of shares will only be included in the NAV calculation for that class, which may cause the NAV per share for our share classes to be different. No upfront selling commissions, dealer manager fees or ongoing stockholder servicing fees are paid with respect to Class I shares. Your financial advisor may charge a separate wrap account or similar fee with respect to Class I shares or Class D shares.

(t)	If I am a New Mexico resident I must limit my investment in Oaktree Real Estate Income Trust, Inc., its affiliates and other non-traded real estate investment trusts to 10% of my net worth.
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(u)	If I am a North Dakota resident, I have a net worth of at least 10 times my investment in Oaktree Real Estate Income Trust, Inc.
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(v)	If I am an Ohio resident, my investment in Oaktree Real Estate Income Trust, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprises cash, cash equivalents, and readily marketable securities.
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(w)	If I am an Oregon resident, my investment in Oaktree Real Estate Income Trust, Inc. and its affiliates may not exceed 10% of my liquid net worth.
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(x)	If I am a Pennsylvania resident, my investment in Oaktree Real Estate Income Trust, Inc. may not exceed 10% of my net worth.
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(y)	If I am a Tennessee resident, I have a liquid net worth of at least 10 times my investment in Oaktree Real Estate Income Trust, Inc.
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(z)	If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.
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For purposes of the acknowledgments above, an affiliate of Oaktree Real Estate Income Trust, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Oaktree Real Estate Income Trust, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Oaktree Real Estate Income Trust, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Oaktree Real Estate Income Trust, Inc., including any partnership in which Oaktree Real Estate Income Trust, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Oaktree Real Estate Income Trust, Inc.

If you do not have another broker-dealer or other financial intermediary introducing you to Oaktree Real Estate Income Trust, Inc., then SDDco may be deemed to be acting as your broker of record in connection with any investment in Oaktree Real Estate Income Trust, Inc. For important information in this respect, see Section 6 above. I declare that the information supplied above is true and correct and may be relied upon by Oaktree Real Estate Income Trust, Inc. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and repurchase information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting Oaktree Real Estate Income Trust, Inc. at the number indicated below.

CERTAIN FIRPTA CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that the address shown on this subscription agreement is my home address (in the case of an individual) or office address (in the case of an entity) and that I am not a foreign person.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

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	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

9.	Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Oaktree Real Estate Income Trust, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Oaktree Real Estate Income Trust, Inc. and the Broker-Dealer in writing.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Oaktree Real Estate Income Trust, Inc.

Return to:

DST Systems, Inc.

PO Box 219663

Kansas City, MO 64121

Overnight Address:

DST Systems, Inc.

430 W 7th St. Suite 219349

Kansas City, MO 64105

Toll Free Number: 833-OAK-REIT (625-7348)

Oaktree Real Estate Income Trust, Inc. Investor Relations: 833-OAK-REIT (625-7348)